Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 01/28/2005 FILED 01:56 PM 01/28/2005 SRV 050072628 - 3918528 FILE

CERTIFICATE OF INCORPORATION

OF

MAPLE PAPER HOLDING CORP.

1.             The name of the corporation is Maple Paper Holding Corp.  (the “Corporation”).

2.             The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, in the state of Delaware, 19901.  The name of its registered agent at such address is National Corporate Research, Ltd.

3.             The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

4.             The Corporation is authorized to issue one hundred (100) shares of Common Stock, $0.01 par value.

5.             The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

6.             The Board of Directors shall have the power to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

7.             The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under any By-law of the Corporation, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise.

8.             The election of directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation otherwise provide.

9.             Charles Penner is the sole incorporator and his mailing address is c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022.

Date: January 28, 2005.

/s/ Charles Penner
Charles Penner
Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 11:31 AM 03/07/2005 FILED 11:31 AM 03/07/2005 SRV 050189699 - 3918528 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MAPLE PAPER HOLDING CORP.

The undersigned, being the authorized person of Maple Paper Holding Corp. does hereby certify and set forth:

FIRST:                The name of the corporation is Maple Paper Holding Corp. (the “Corporation”).

SECOND:           The Delaware Secretary of State filed the Certificate of Incorporation on January 28, 2005 under the name Maple Paper Holding Corp.

THIRD:               The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to NewPage Holding Corporation.

FOURTH:           To accomplish the foregoing change, the first paragraph of the Certificate of Incorporation is deleted in its entirety, and the following is substituted in lieu thereof:

“1.       The name of the Corporation (hereinafter called the “Corporation”) is NewPage Holding Corporation.”

FIFTH:                The above amendment to the Certificate of Incorporation was authorized by the written consent of the Directors of the Corporation in accordance with Section 241 of the General Corporation Law of the State of Delaware. The corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, the undersigned has made and subscribed this certificate of March 7, 2005, and so hereby affirms under the penalty of perjury, that the statements contained herein have been examined by her and are true and correct.

/s/ Alexander Wolf
Alexander Wolf
Director